As filed with the Securities and Exchange Commission on August 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-0797222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Sarepta Therapeutics, Inc. 2014 Employment Commencement Incentive Plan, as Amended

Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan, as Amended

(Full title of the plan)

Douglas S. Ingram

President and Chief Executive Officer

Sarepta Therapeutics, Inc.

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(617) 274-4000

(Telephone number, including area code, of agent for service)

Copies to:

Paul M. Kinsella

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	1,000,000 (2)	$152.88 (4)	$152,880,000	$19,843.83
Common Stock, par value $0.0001 per share	3,800,000 (3)	$152.88 (4)	$580,944,000	$75,406.53
Total				$95,250.36

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover shares of the Registrant’s common stock that become issuable under the Sarepta Therapeutics, Inc. 2014 Employment Commencement Incentive Plan, as amended (the “2014 Plan”) and the Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”), to prevent dilution as a result of any stock dividend, stock split, recapitalization or similar transaction.

(2)	Represents shares of common stock reserved for future issuance under the 2014 Plan as of the date of the initial filing of this Registration Statement.
(3)	Represents shares of common stock reserved for future issuance under the 2018 Plan as of the date of the initial filing of this Registration Statement.
(4)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, the “proposed maximum offering price per share” is calculated based on the average of the high and low prices for the Registrant’s common stock as reported on the Nasdaq Global Select Market on July 31, 2020.

EXPLANATORY NOTE

This Registration Statement is filed to register an additional 1,000,000 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), for issuance under the 2014 Plan and an additional 3,800,000 shares of Common Stock for issuance under the 2018 Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities of the same class, and, pursuant to such instruction, the contents of the Registration Statement on Form S-8 (File No. 333-199037) filed with the Securities and Exchange Commission on September 30, 2014 and the contents of the Registration Statement on Form S-8 (File No. 333-228719) filed with the Securities and Exchange Commission on December 7, 2018, are each incorporated herein by reference.

Item 8. Exhibits

		Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form		Exhibit		Filing Date	Provided Herewith

4.1	Sarepta Therapeutics, Inc. 2014 Employment Commencement Incentive Plan	10-K		10.27		3/3/14

4.2	Amendment No. 1 to the Sarepta Therapeutics, Inc. 2014 Employment Commencement Incentive Plan	8-K		10.3		6/28/17

4.3	Amendment No. 2 to the Sarepta Therapeutics, Inc. 2014 Employment Commencement Incentive Plan	8-K	10.1		2/21/20

4.4	Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan	10-Q		10.1		8/8/18

4.5	Amendment No. 1 to the Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan	8-K		10.1		6/8/20

5.1	Opinion of Ropes & Gray LLP						X

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)						X

23.2	Consent of KPMG LLP, independent registered public accounting firm						X

24.1	Power of Attorney (included in the signature page to this Registration Statement)						X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on August 5, 2020.

Sarepta Therapeutics, Inc.

By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Douglas S. Ingram and David Tyronne Howton, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Sarepta Therapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the dates indicated:

Signature	Title	Date

/s/ Douglas S. Ingram	President and Chief Executive Officer, Director	August 5, 2020
Douglas S. Ingram	(Principal Executive Officer)

/s/ Joseph Bratica Joseph Bratica	Vice President, Corporate Controller (Interim Principal Financial and Accounting Officer)	August 5, 2020

/s/ M. Kathleen Behrens	Chairwoman of the Board	August 5, 2020
M. Kathleen Behrens, Ph.D.

/s/ Richard J. Barry	Director	August 5, 2020
Richard J. Barry

/s/ Mary Ann Gray	Director	August 5, 2020
Mary Ann Gray, Ph.D.

/s/ John C. Martin	Director	August 5, 2020
John C. Martin, Ph.D.
	Director	August 5, 2020
Claude Nicaise, M.D.

/s/ Hans Wigzell	Director	August 5, 2020
Hans Wigzell, M.D., Ph.D.